Exhibit 99.1

NEWS RELEASE

Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923

Investor Contact: Darren Lehrich, lehrichd@magellanhealth.com, (860) 507-1814

Magellan Health Reports Third Quarter 2021 Financial Results

PHOENIX – November 5, 2021 – Magellan Health, Inc. (NASDAQ: MGLN) today announced financial results for the third quarter ended September 30, 2021, as summarized below:

	Three Months Ended			Nine Months Ended
(In millions, except per share amounts)	Sept 30			Sept 30
Continuing Operations	2021	2020	Chg	2021	2020	Chg
Net revenue	$1,254.1	$1,170.1	7.2%	$3,636.5	$3,392.6	7.2%
Net (loss) income	$(0.1)	$(17.3)	NM	$21.9	$28.7	-23.7%
Segment profit [1]	$38.0	$34.1	11.4%	$145.4	$132.7	9.6%
Adjusted net income [1]	$6.0	$2.1	177.9%	$44.5	$29.4	51.1%
Earnings (loss) per share	$(0.20)	$(0.68)	NM	$0.63	$1.14	-44.7%
Adjusted earnings per share [1]	$0.03	$0.08	NM	$1.48	$1.16	27.6%

[1]	Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

NM = "not meaningful"

Third Quarter 2021 Highlights and Other Recent Developments:

●	Net revenue increased 7.2% percent over the third quarter of 2020 to $1.25 billion.
●	Net loss from continuing operations decreased by $17.2 million from the third quarter of 2020 to a net loss of $0.1 million.
●	Segment profit increased 11.4% percent from the third quarter of 2020 to $38.0 million.
●	Adjusted net income and adjusted earnings per share were $6.0 million and $0.03 for the quarter as compared to the prior year quarter of $2.1 million and $0.08, respectively.
●	The Company expects the merger with Centene Corporation (“Centene”) to close during the fourth quarter of 2021.

“I am pleased with our third quarter performance, which demonstrates the progress we’ve made across our business to establish a stronger foundation for growth. We remain enthusiastic about our efforts to innovate through new solutions designed to enable healthy vibrant lives for the members of our health plan, employer and public sector customers. Our organization is energized about the opportunity to join with Centene’s Health Care Enterprises division following the completion of the pending merger,” said Kenneth Fasola, chief executive officer, Magellan Health.

Net Revenue

Net revenue from continuing operations was $1.25 billion for the third quarter of 2021, an increase of 7.2% compared to third quarter of 2020 primarily due to net new business growth in the Healthcare segment, partially offset by a modest decline in the Pharmacy Management segment as a result of the January 1, 2021 non-renewal of Magellan Rx’s Individual Part D Prescription Drug Plan (PDP).

Segment Profit

Segment profit from continuing operations was $38.0 million for third quarter of 2021, an increase of 11.4% compared to $34.1 million in the third quarter of 2020.

●	Healthcare segment profit was $20.6 million, representing a slight decrease of $0.6 million from 2020. An increase in corporate investments, was largely off-set by favorable net business growth.
●	Pharmacy Management segment profit was $29.0 million, compared to $31.4 million in 2020. Growth in specialty and government coupled with the non-renewal of Magellan Rx’s Individual PDP, were offset by an increase in corporate investments and new contract implementation costs.
●	Corporate segment costs inclusive of eliminations, but excluding stock compensation expense, totaled $11.6 million, as compared to $18.6 million in 2020. This decrease was primarily driven by the reduction of stranded corporate overhead expenses associated with discontinued operations in the prior year quarter.

Other Items

The Company recorded a special charge of $1.9 million during the third quarter of 2021 primarily related to non-cash lease termination and abandonment costs for planned reductions to the Company’s real estate footprint related to the transformation operational initiatives.

The income from discontinued operations, net of tax, for the third quarter of 2021 was $6.1 million, as compared to income from discontinued operations of $28.9 million during the third quarter of 2020. This decrease is due to the sale of Magellan Complete Care business (“MCC Business”) to Molina Healthcare, Inc. (“Molina”) effective December 31, 2020.

Cash Flow & Balance Sheet

Cash flow provided by operating activities from continuing operations for the nine months ended September 30, 2021, was $60.1 million, as compared to $54.2 million for the nine months ended September 30, 2020.

As of September 30, 2021, the Company’s unrestricted cash and investments totaled $1.012 billion, as compared to $1.149 billion at December 31, 2020. This decrease is largely due to voluntary term loan repayments of $100 million in March, tax payments of approximately $75 million which mainly relate to the gain from the sale of the MCC business and unfavorable changes in working capital. Approximately $37.5 million of the unrestricted cash and investments at September 30, 2021 is related to excess capital and undistributed earnings held at regulated entities of continuing operations.

Earnings Conference Call

Due to the pending transaction with Centene, the Company is not hosting a conference call in conjunction with its third quarter 2021 earnings release and does not expect to do so in future quarters. Please direct any questions regarding this earnings release to Magellan’s Investor Relations or Media contacts.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenue less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries and the settlement of a legal matter, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions to exclude non-cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles, special charges, and any impact related to the sale of MCC.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

MCC Business Reflected as Discontinued Operations

Due to the sale of the MCC Business to Molina, the consolidated financial statements for all periods presented reflect the MCC Business as discontinued operations.

About Magellan Health: Magellan Health, Inc. is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This press release include statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Important proposed merger-related and other risk factors that may cause such differences include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed merger; (ii) the transaction closing conditions may not be satisfied in a timely manner or at all, including due to the failure to obtain regulatory approvals; (iii) the announcement and pendency of the proposed merger may disrupt the Company’s business operations (including the threatened or actual loss of employees, customers or suppliers); and (iv) the Company could experience financial or other setbacks if the transaction encounters unanticipated problems. Other important factors that could cause actual results to differ materially from those expressed or implied include the effectiveness of business continuity plans during, and the risks associated with, the COVID-19 pandemic; termination or non-renewal of customer contracts; changes in rates paid to and/or by the Company by customers and/or providers; our ability to develop and maintain satisfactory relationships with providers; higher utilization of healthcare services by the Company’s members; risks and uncertainties associated with the pharmacy benefits management industry; costs to maintain or upgrade our information technology and other business systems and the effectiveness and security of such systems; cyberattacks, other privacy/data security incidents, and/or our failure to comply with related regulations; delays, higher costs or inability to obtain and/or implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; impairment of our goodwill and intangible assets; the impact of new or amended laws or regulations; costs and other liabilities associated with litigation, government investigations, audits or reviews; competition; operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, to be filed with the Securities and Exchange Commission later today, and subsequent reports on Forms 10-Q and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2020	September 30, 2021
		(unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$1,144,450	$1,038,458
Accounts receivable, net	743,502	827,169
Short-term investments	140,847	155,518
Pharmaceutical inventory	43,334	39,832
Other current assets	84,264	143,442
Total Current Assets	2,156,397	2,204,419
Property and equipment, net	136,739	137,046
Long-term investments	2,612	—
Deferred income taxes	1,842	—
Other long-term assets	108,797	81,008
Goodwill	873,779	873,830
Other intangible assets, net	79,689	57,147
Total Assets	$3,359,855	$3,353,450

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$137,380	$171,774
Accrued liabilities	354,906	231,196
Medical claims payable	111,851	187,177
Other medical liabilities	126,921	162,658
Current debt, finance lease and deferred financing obligations	6,521	3,214
Total Current Liabilities	737,579	756,019
Long-term debt, finance lease and deferred financing obligations	631,855	516,368
Deferred income taxes	7,102	18,768
Tax contingencies	11,002	12,913
Deferred credits and other long-term liabilities	69,283	76,219
Total Liabilities	1,456,821	1,380,287
Redeemable non-controlling interest	33,062	39,261
Stockholders’ Equity:
Ordinary common stock	555	560
Additional paid-in capital	1,477,219	1,512,919
Retained earnings	1,857,130	1,885,194
Accumulated other comprehensive loss	(205)	(44)
Ordinary common stock in treasury, at cost	(1,464,727)	(1,464,727)
Total Stockholders’ Equity	1,869,972	1,933,902
Total Liabilities and Stockholders’ Equity	$3,359,855	$3,353,450

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2021	2020	2021
Net revenue:
Managed care and other	$568,688	$668,591	$1,670,567	$1,970,708
PBM	601,429	585,527	1,722,004	1,665,827
Total net revenue	1,170,117	1,254,118	3,392,571	3,636,535

Costs, expenses and other income:
Cost of care	364,438	437,308	1,035,377	1,247,234
Cost of goods sold	560,269	546,337	1,621,577	1,559,221
Direct service costs and other operating expenses (1)	216,770	238,471	620,767	713,065
Legal matter settlement	—	—	—	(9,000)
Depreciation and amortization	24,730	23,671	71,976	67,613
Interest expense	7,286	5,969	24,239	18,629
Interest and other income	(349)	(299)	(2,119)	(848)
Special charges and other	16,599	1,914	24,908	8,119
Total costs, expenses and other income	1,189,743	1,253,371	3,396,725	3,604,033
(Loss) income from continuing operations before income taxes	(19,626)	747	(4,154)	32,502
(Benefit) provision for income taxes	(2,330)	861	(32,896)	10,570
Net (loss) income from continuing operations	(17,296)	(114)	28,742	21,932
Income from discontinued operations, net of tax	28,943	6,050	84,660	11,165
Net income	$11,647	$5,936	$113,402	$33,097

Weighted average number of common shares outstanding — basic	25,448	26,247	25,078	26,120
Weighted average number of common shares outstanding — diluted	25,448	26,247	25,317	26,626

Net income (loss) per common share — basic (3)
Continuing operations	$(0.68)	$(0.20)	$1.15	$0.65
Discontinued operations	1.14	0.23	3.37	0.43
Consolidated operations	$0.46	$0.03	$4.52	$1.08
Net income (loss) per common share — diluted (3)
Continuing operations	$(0.68)	$(0.20)	$1.14	$0.63
Discontinued operations	1.14	0.23	3.34	0.42
Consolidated operations	$0.46	$0.03	$4.48	$1.05

Net income	$11,647	$5,936	$113,402	$33,097
Other comprehensive income:
Unrealized (losses) gains on available-for-sale securities (2)	(481)	(24)	(23)	161
Comprehensive income	$11,166	$5,912	$113,379	$33,258

(1)	Includes stock compensation expense of $5,442 and $5,974 for the three months ended September 30, 2020 and 2021, respectively, and $17,831 and $19,384 for the nine months ended September 30, 2020 and 2021, respectively.
(2)	Net of income tax (benefit) provision of $(160) and $(9) for the three months ended September 30, 2020 and 2021, respectively, and $(8) and $60 for the nine months ended September 30, 2020 and 2021, respectively.
(3)	During the three months ended September 30, 2021, the Company recorded a $5.0 million adjustment to increase the carrying value of redeemable non-controlling interest with an off-setting entry to retained earnings which is reflected in the earnings per share calculation, but is not recorded as a charge to net income from continuing operations.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2020	2021
Cash flows from operating activities:
Net income	$113,402	$33,097
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	88,061	67,613
Special charges and other	24,908	8,119
Gain on sale of MCC	—	(16,713)
Non-cash interest expense	1,297	1,066
Non-cash stock compensation expense	18,854	19,384
Non-cash income tax (benefit) provision	(26,537)	13,883
Non-cash accretion on investments	2,371	2,271
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(78,682)	(30,846)
Pharmaceutical inventory	7,325	3,502
Other assets	(66,612)	(75,253)
Accounts payable and accrued liabilities	110,710	(89,065)
Medical claims payable and other medical liabilities	47,478	111,063
Tax contingencies	1,914	1,478
Deferred credits and other long-term liabilities	(11,572)	6,936
Other	(965)	3,521
Net cash provided by operating activities	231,952	60,056
Net cash provided by operating activities from discontinued operations	177,800	—
Net cash used in operating activities from continuing operations	54,152	60,056

Cash flows from investing activities:
Capital expenditures	(56,006)	(48,000)
Acquisitions and investments in businesses, net of cash acquired	(2,066)	(2,373)
Purchases of investments	(661,004)	(779,758)
Proceeds from maturities and sales of investments	500,660	765,468
Net cash used in investing activities	(218,416)	(64,663)
Net cash used in investing activities from discontinued operations	(164,836)	—
Net cash used in investing activities from continuing operations	(53,580)	(64,663)

Cash flows from financing activities:
Proceeds from borrowings on revolving line of credit	80,000	—
Proceeds from exercise of stock options	48,284	17,758
Payments on debt, finance lease and deferred financing obligations	(126,110)	(117,706)
Other	902	(1,437)
Net cash provided by (used in) financing activities	3,076	(101,385)
Net cash used in financing activities from discontinued operations	(32,650)	—
Net cash provided by (used in) financing activities from continuing operations	35,726	(101,385)

Net increase (decrease) in cash and cash equivalents from continuing operations	36,298	(105,992)
Cash and cash equivalents at beginning of period	115,752	1,144,450
Cash and cash equivalents at end of period	$152,050	$1,038,458

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONTINUING OPERATIONS RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2021	2020	2021
Healthcare
Managed care and other revenue	$489,451	$580,278	$1,459,378	$1,698,427
Cost of care	(364,438)	(437,308)	(1,035,377)	(1,247,234)
Direct service costs and other	(104,610)	(123,843)	(310,996)	(365,577)
Stock compensation expense (1)	833	1,465	4,696	5,919
Healthcare segment profit	21,236	20,592	117,701	91,535

Pharmacy Management
Managed care and other revenue	79,382	88,488	211,684	272,761
PBM revenue	606,546	588,851	1,736,519	1,676,158
Cost of goods sold	(565,121)	(549,472)	(1,635,380)	(1,568,998)
Direct service costs and other	(91,012)	(101,037)	(252,960)	(310,189)
Legal matter settlement	—	—	—	9,000
Stock compensation expense (1)	1,615	2,125	5,661	7,167
Pharmacy Management segment profit	31,410	28,955	65,524	85,899

Corporate and Elimination (2)
Managed care and other revenue	(145)	(175)	(495)	(480)
PBM revenue	(5,117)	(3,324)	(14,515)	(10,331)
Cost of goods sold	4,852	3,135	13,803	9,777
Direct service costs and other	(21,148)	(13,591)	(56,811)	(37,299)
Stock compensation expense (1)	2,994	2,384	7,474	6,298
Corporate and Elimination	(18,564)	(11,571)	(50,544)	(32,035)

Consolidated
Managed care and other revenue	568,688	668,591	1,670,567	1,970,708
PBM revenue	601,429	585,527	1,722,004	1,665,827
Cost of care	(364,438)	(437,308)	(1,035,377)	(1,247,234)
Cost of goods sold	(560,269)	(546,337)	(1,621,577)	(1,559,221)
Direct service costs and other	(216,770)	(238,471)	(620,767)	(713,065)
Legal matter settlement	—	—	—	9,000
Stock compensation expense (1)	5,442	5,974	17,831	19,384
Segment profit from continuing operations	$34,082	$37,976	$132,681	$145,399

Reconciliation of income from continuing operations before income taxes (GAAP) to segment profit (non-GAAP):
(Loss) income from continuing operations before income taxes	$(19,626)	$747	$(4,154)	$32,502
Stock compensation expense	5,442	5,974	17,831	19,384
Depreciation and amortization	24,730	23,671	71,976	67,613
Interest expense	7,286	5,969	24,239	18,629
Interest and other income	(349)	(299)	(2,119)	(848)
Special charges and other	16,599	1,914	24,908	8,119
Segment profit from continuing operations	$34,082	$37,976	$132,681	$145,399

(1)	Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to acquisitions and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.
(2)	Pharmacy Management provides pharmacy benefits management for certain Healthcare customers, and the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2021	2020	2021

Net (loss) income from continuing operations	$(17,296)	$(114)	$28,742	$21,932
Adjustments
Stock compensation expense	—	252	—	747
Amortization of acquired intangibles, net of non-controlling interest	9,924	6,090	29,183	21,736
Special charges and other	16,599	1,914	24,908	8,119
Tax impact	(6,975)	(2,176)	(14,388)	(8,064)
Nonrecurring tax benefit - divestiture	(105)	—	(39,012)	—
Adjusted net income from continuing operations	$2,147	$5,966	$29,433	$44,470

Net (loss) income per common share attributable to Magellan —Diluted (1)	$(0.68)	$(0.20)	$1.14	$0.63
Adjustments
Stock compensation expense	—	0.01	—	0.03
Amortization of acquired intangibles, net of non-controlling interest	0.39	0.23	1.15	0.82
Special charges and other	0.65	0.07	0.98	0.30
Tax impact	(0.27)	(0.08)	(0.57)	(0.30)
Nonrecurring tax benefit - divestiture	(0.01)	—	(1.54)	—
Adjusted earnings per share (1)	$0.08	$0.03	$1.16	$1.48

(1)	During the three months ended September 30, 2021, the Company recorded a $5.0 million adjustment to increase the carrying value of redeemable non-controlling interest with an off-setting entry to retained earnings which is reflected in the earnings per share calculation, but is not recorded as a charge to net income from continuing operations.

(MGLN-GEN)

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